UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2025

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 E 49th Street, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646 278-4871

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

To the extent the information in Item 7.01 or Exhibit 99.1 relates to a completed fiscal period, such information is incorporated by reference into this Item 2.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, Integral Ad Science Holding Corp. (the “Company”) announced the appointment of Jill Putman, a member of the Company’s Board of Directors (the “Board”), as non-employee Interim Chief Financial Officer, effective January 3, 2025 (“Effective Date”). Ms. Putman will replace Tania Secor, who departed as the Company’s Chief Financial Officer as of the Effective Date to pursue new opportunities.

In her position as Interim Chief Financial Officer, Ms. Putman will act as the Company’s “principal financial officer” while a formal search process to identify and appoint a permanent Chief Financial Officer is conducted. Ms. Putman will continue to serve as a member of the Board but has stepped down from her position as a member and the Chair of the Audit Committee of the Board. To fill the Audit Committee vacancy, the Board has appointed Mr. Robert Lord as a member and the Chair of the Audit Committee and has determined that Mr. Lord is an “audit committee financial expert.”

Appointment of Interim Chief Financial Officer

Ms. Putman, age 57, has been a member of the Board since January 2021 and also serves on the boards of directors of Arctic Wolf Networks and Avalara. Ms. Putman served as the Chief Financial Officer of Jamf Holding Corp., an enterprise software company, from 2014 until September 2022. From July 2011 to May 2014, Ms. Putman was the Chief Financial Officer of Kroll Ontrack, LLC, an electronic data recovery and destruction company. Ms. Putman has also held senior positions at McAfee and Secure Computing in their finance divisions, and began her career as an auditor at KPMG.

In connection with Ms. Putman’s appointment as the Company’s Interim Chief Financial Officer, on the Effective Date, Ms. Putman and the Company entered into a consulting agreement (the “Consulting Agreement”) setting forth the terms of her service as non-employee Interim Chief Financial Officer. Pursuant to the terms of the Consulting Agreement, Ms. Putman will (i) receive cash compensation for her services as Interim Chief Financial Officer in the amount of $83,333 per month; and (ii) receive a one-time equity award with an aggregate value of $1,200,000 which will consist of restricted stock units (“RSUs”). The RSUs will vest over a 1-year period with 16.67% vesting each month for the first three months and the remaining amount in 9 equal installments of 5.56%, and in each case, only if on each applicable vesting date Ms. Putman continues to serve as Interim Chief Financial Officer. The Consulting Agreement contains customary confidentiality and assignment of invention provisions.

There are no arrangements or understandings between Ms. Putman and any other person pursuant to which Ms. Putman was appointed as Interim Chief Financial Officer. There are no family relationships between Ms. Putman and any director or executive officer of the Company, and the Company is not aware of any transactions with Ms. Putman that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Consulting Agreement is not complete and is qualified by reference to the full text and terms of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

7.01. Regulation FD Disclosure.

On January 3, 2025, the Company issued a press release with respect to Ms. Putman’s appointment as Interim Chief Financial Officer and such press release is attached hereto and furnished as Exhibit 99.1.

The information contained in this Item 7.01 and Item 2.02 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated as of January 3, 2025, by and between Integral Ad Science Holding Corp. and Jill Putman.

99.1	Press Release dated January 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name:	Lisa Utzschneider
Title:	Chief Executive Officer (Principal Executive Officer)